Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2023 RESULTS

ROUND ROCK, TX – May 15, 2023 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its first quarter ended March 31, 2023.

First Quarter Highlights (unaudited):

●

First quarter 2023 revenue of $6.6 million compared with $5.2 million in the first quarter of 2022. Reseller revenues were $1.7 million in the first quarter of 2023 compared to $1.7 million in the first quarter of 2022.

●	Gross margin of 26% in the first quarter of 2023 compared with 32% in the first quarter of 2022.
●	Operating loss of $665,000 in the first quarter of 2023 compared to an operating loss of $173,000 in the first quarter of 2022.
●	Net loss of $786,000 or $0.04 per share in the first quarter of 2023 compared to a net loss of $308,000 or $0.02 per share in the first quarter of 2022.
●	Adjusted EBITDA loss of $438,000 in the first quarter of 2023 compared with Adjusted EBITDA of $43,000 in the first quarter of 2022.
●	Costs related to management transition included in first quarter 2023 adjusted EBITDA totaled $180,000.

“We made tremendous progress during the first quarter on tactical and strategic priorities to align our cost structure and operations, strengthen our management team and position TSS for future growth. Our first quarter financial results were heavily impacted by two large reseller transactions we expected to close in the first quarter and now expect to close in the second quarter,” said Darryll E. Dewan, President and CEO of TSS. “Operationally, during the quarter we raised prices and took action to remediate high labor costs in our systems integration business, positioning it for significantly improved second quarter profitability. Our leadership team has been strengthened with key additions in both operations and business development. We expect to return to bottom line profitability in the second quarter and remain optimistic our 2023 results will show growth in revenue and adjusted EBITDA compared to 2022. Our balance sheet remains strong with sufficient working capital liquidity.”

Dewan continued, “During a time of change at TSS, we are focusing on our value proposition to customers and long-term growth opportunities. We see significant market opportunities for high-value IT integration, deployment and maintenance services.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2023 financial results for Monday, May 15, 2023, at 4:30 PM Eastern. To participate on the conference call, please dial 1-800-715-9871 toll free from the U.S., or 1-646-307-1963 for international callers. The event ID number is 9457117. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately four hours after the conclusion of the call and will be made available until June 15, 2023. The audio replay can be accessed at the following url: EVENT | ECHO PLAYBACK (registrations.events)

The conference ID to access the digital playback is 9457117. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, provision for bad debts and certain extraordinary items, including CEO transition costs. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risk related to the development of our procurement and reseller services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2022	2022
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,666	$20,397
Contract and other receivables, net	2,828	2,745
Costs and estimated earnings in excess of billings on uncompleted contracts	397	231
Inventories, net	7,305	862
Prepaid expenses and other current assets	244	175
Total current assets	17,440	24,410
Property and equipment, net	709	587
Lease right-of-use assets	4,548	4,717
Goodwill	780	780
Intangible assets, net	13	35
Other assets	883	877
Total assets	$24,373	$31,406
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$15,242	$21,616
Deferred revenues	2,059	2,080
Current portion of lease liabilities	638	467
Total current liabilities	17,939	24,163
Non-current portion of lease liabilities	4,147	4,309
Total liabilities	22,086	28,472
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2022 and December 31, 2022; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2023 and December 31, 2022: 23,200 and 23,197 shares issued at March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	71,662	71,522
Treasury stock 1,658 and 1,657 shares at cost at March 31, 2023 and December 31, 2022, respectively	(2,206)	(2,205)
Accumulated deficit	(67,171)	(66,385)
Total stockholders' equity	2,287	2,934
Total liabilities and stockholders’ equity	$24,373	$31,406

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2023	2022
Results of Operations:
Revenue	$6,574	$5,192
Cost of revenue	4,888	3,526
Gross profit	1,686	1,666
Operating expenses:
Selling, general and administrative expenses	2,262	1,729
Depreciation and amortization	89	110
Total operating costs	2,351	1,839
Loss from operations	(665)	(173)
Interest income (expense), net	(112)	(124)
Loss from operations before income taxes	(777)	(297)
Income tax expense	9	11
Net loss	$(786)	$(308)

Basic & diluted net loss per share:	$(0.05)	$(0.04)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2023	2022

Net loss	$(786)	$(308)
Interest expense (income), net	112	124
Depreciation and amortization	89	110
Income tax expense	9	11
EBITDA profit (loss)	$(576)	$(63)
Stock based compensation	140	106

Adjusted EBITDA profit (loss)	$(436)	$43